Supertex, Inc.	News Release
FOR IMMEDIATE RELEASE	Corporate Headquarters:
Dr. Henry C. Pao
President & CEO
408/222-8888

 Supertex Reports Third Fiscal Quarter Results and
Announces Major Stock Repurchase Program

Sunnyvale, CA (January 25, 2011) - Supertex, Inc. (NASDAQ GS: SUPX) today reported financial results for the third fiscal quarter ended January 1, 2011. Net sales for the third fiscal quarter were $19,675,000, a 12% decrease compared to the prior quarter of $22,359,000 and an 18% increase compared to $16,735,000 in the same quarter last year. On a GAAP basis, net income in the third fiscal quarter was $2,860,000, or $0.22 per diluted share, as compared with $3,822,000 or $0.29 per diluted share in the prior fiscal quarter, and $1,974,000 or $0.15 per diluted share in the same quarter of the prior fiscal year.

For the first nine months ended January 1, 2011, net sales were $65,189,000 compared to $46,165,000 for the same period of the prior fiscal year or grew 41%, and on a GAAP basis, net income grew 172% to $10,790,000, or $0.83 per diluted share, as compared with $3,962,000, or $0.31 per diluted share.

Non-GAAP earnings per diluted share for the third quarter of fiscal 2011 were $0.28, excluding pre-tax employee stock-based compensation of $795,000, compared with $0.35 in the prior quarter, excluding pre-tax employee stock based-compensation of $818,000, and $0.22 in the same quarter of the prior fiscal year, excluding pretax employee stock-based compensation of $874,000. For the nine months ended January 1, 2011, non-GAAP net income per diluted share was $1.00, excluding pre-tax employee stock-based compensation of $2,372,000, as compared to $0.49 for the same period of the prior fiscal year, excluding pre-tax employee stock-based compensation of $2,529,000.

“We experienced a seasonality dip in our medical products, however we believe that this business will start to recover during our fourth fiscal quarter as channel inventories clear and our newly launched products start to ramp up production,” stated Dr. Henry C. Pao, President and CEO.  “Our telecom product sales grew significantly, while imaging product sales declined.  At the end of our third fiscal quarter, sales of our LED drivers for backlighting LED TVs picked up. However, we anticipate a moderate decline in their sales in the fourth quarter as our major LED TV customer begins to supply a substantial portion of its requirements itself due to lower cost.  We expect some of the shortfall will be offset by anticipated sales increases to other customers for LED TVs and monitor applications. We believe that sales of LED drivers for general lighting will continue to grow.”

Dr. Pao continued, “During our third fiscal quarter we launched eight new products for our targeted markets: the medical ultrasound, LED lighting, and imaging markets, and we expect to introduce an additional seven new products in our fourth fiscal quarter, with many further additional new products scheduled for introduction during the first half of fiscal 2012. Taking into account these factors, we anticipate our overall fourth fiscal quarter sales will be flat to down five percent sequentially before quarterly sales resume growth during fiscal 2012.

“Gross margin for the third fiscal quarter was 53% compared to 56% last fiscal quarter due to reduced sales and unfavorable product mix,” continued Dr. Pao. “Due to the increase in inventory, built for a higher sales plan, we reduced our wafer fab utilization in the third fiscal quarter and will reduce it further  through the fourth fiscal quarter. We expect our fiscal fourth quarter gross margin to be  around 52%. Operating expenses were slightly lower sequentially as we continue to control costs, while driving our product development effort which has a record number of exciting new projects. Our tax rate was 20% compared to 34% last quarter due to the re-instatement of Federal R&D Tax Credits and statute of limitations expiration on several uncertain tax positions. Fiscal fourth quarter tax rate is projected to be around 29%. We generated approximately $1.7 million in operating cash flow in the quarter, extending our trend of consecutive positive cash flow quarters to 75. Subsequent to the end of the quarter we received cash redemptions at par value on two of our student loan backed auction rate securities totaling $16.4 million.

“I am pleased to announce that our Board has approved and designated $60 million of our total cash, cash equivalents and investments of over $170 million for a major stock repurchase during the next twelve to twenty four months,” stated Dr. Pao. “We believe this repurchase to be the best near-term deployment of a portion of our funds which have continued to accumulate each quarter through operations and redemptions of our auction rate securities. The Board accordingly increased our share repurchase program from approximately 556,000 shares to 2,500,000 shares. The amended repurchase program has no expiration date except when an aggregate of 2,500,000 shares have been repurchased, either on the open market or through private transactions.”

Forward-Looking Statements:

The industry in which we compete is characterized by extreme rapid changes in technology and frequent new product introductions. We believe that our long-term growth will depend largely on our ability to continue to enhance existing products and to introduce new products and features that meet the continually changing requirements of our customers. All statements contained in this press release that are not historical facts are forward-looking statements. They are not guarantees of future performance or events. They are based upon current expectations, estimates, beliefs, and assumptions about the future, which may prove incorrect, and upon our goals and objectives, which may change. Often such statements can be identified by the use of the words such as "will," "intends," "expects," "plans," "believes," "anticipates" and "estimates." Examples of forward-looking statements include our belief that the medical products business will start to recover during our fourth fiscal quarter as channel inventories clear and our newly launched products start to ramp up production; our anticipation of a moderate sequential decline in LED backlighting sales as our major LED TV customer begins to supply a substantial portion of its requirements itself due to lower cost offset in part by anticipated sales increases to other customers for LED TVs and monitor applications; our expectation that sales of LED drivers  LED drivers  for general lighting will continue to grow; and our expectation that we will introduce an additional seven new products in our fourth fiscal quarter; and our expectation that for the fiscal fourth quarter sales will be flat to down five percent (before increasing during fiscal 2012), gross margin will be approximately 52% and our tax rate will be around 29% .

These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not guarantees of future performance or events but rather involve a number of risks and uncertainties including, but not limited to, whether our customers experience the demand we anticipate for their products based in part upon their input and our order backlog, whether the designed performance of our devices satisfies our customers' requirements so that they continue to design our devices into their products, whether our devices perform to their design specification, whether competitors introduce devices at lower prices than our devices causing price erosion,  whether we are successful in the engineering of new products, whether we encounter production issues in device manufacturing or moving new products from engineering into production,  and whether our fab equipment continues to operate at expected capacities without need of replacement, as well as other risk factors detailed in our Form 8-K, 10-K, and 10-Q filings with the Securities and Exchange Commission. Due to these and other risks, our future actual results could differ materially from those discussed above. We undertake no obligation to publicly release updates or revisions to these statements that speak only as of this date.

Conference Call Details

The Company will host a conference call at 2:30 p.m. PST (5:30 p.m. EST) on January 25, 2011, following the earnings release.  President and CEO Dr. Henry C. Pao, VP, Marketing Hernan DeGuzman and VP, Finance & CFO Phil Kagel will present an overview of the third fiscal quarter financial results, discuss current business conditions, and then respond to questions.

The call is available live for any interested party by dialing 800-862-9098 (domestic) or 785-424-1051 (toll, international) before the scheduled start time and using “Supertex” as conference ID. A recorded replay will be available for 30 days immediately following the conference call until 11:59 p.m. EST, February 25, 2011 at 800-283-4216 (domestic) and 402-220-9033 (toll, international).

About Supertex

Supertex, Inc. is a publicly held mixed signal semiconductor manufacturer, focused in high voltage products for use in the medical ultrasound imaging, LCD TV backlighting, LED general lighting, telecommunications, printer, flat panel display, industrial and consumer product industries. Supertex product, corporate and financial information is readily available at our website: http://www.supertex.com.

For further information, contact Investor Relations at Supertex, Inc., 1235 Bordeaux Drive, Sunnyvale, California 94089, 408-222-8888 or visit our website at http://www.supertex.com.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP net income and diluted non-GAAP net income per share.  We present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results.  Because these non-GAAP measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.  These non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Our management uses each of the above non-GAAP financial measures internally to understand, manage and evaluate our business.  Our management believes it is useful for us and for investors to review, as applicable, both GAAP information, which includes employee stock-based compensation expense, and the non-GAAP measures, which exclude this information, in order to assess the performance of our core continuing businesses and for planning and forecasting in future periods.  Each of these non-GAAP measures is intended to provide investors with an understanding of our operational results and trends that more readily enables them to analyze our base financial and operating performance and facilitate period-to-period comparisons and analysis of operation trends.  Our management believes each of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.

Our GAAP cost of sales and operating expenses include employee stock-based compensation. Our non-GAAP financial measures reflect adjustments to exclude this employee stock-based compensation.  We believe cost of sales excluding share-based compensation, R&D expense excluding share-based compensation, and SG&A expense excluding share-based compensation are useful information for investors because comparative differences in the corresponding GAAP measures for different periods may reflect factors such as a different stock price when equity awards were made and different equity award practices rather than changes in the operation of the business.  Stock options are the form of equity compensation we presently utilize and they are a key incentive we offer our employees. We believe they have contributed to the sales earned during the period and will contribute to our future sales generation.  Employee stock-based compensation expenses will recur in future periods.

SUPERTEX, INC.
CONSOLIDATED BALANCE SHEET INFORMATION
(unaudited)

	January 1, 2011	April 3, 2010
	(in thousands)
ASSETS
Cash and cash equivalents	$24,754	$10,153
Short term investments	113,120	76,860
Trade accounts receivable, net	10,630	10,786
Inventories	20,064	15,450
Deferred income taxes	7,610	8,162
Prepaid income taxes	4,236	2,456
Prepaid expenses and other current assets	3,614	3,726
Total current assets	184,028	127,593
Long term investments	31,800	65,000
Property, plant and equipment, net	5,950	6,791
Other assets	612	580
Deferred income taxes	3,821	5,254
TOTAL ASSETS	$226,211	$205,218

LIABILITIES
Trade accounts payable	$4,479	$3,748
Accrued salaries and employee benefits	11,606	11,430
Other accrued liabilities	803	1,167
Deferred revenue	3,825	3,962
Income taxes payable	2,819	15
Total current liabilities	23,532	20,322
Income taxes payable, noncurrent	4,506	4,520
Other accrued liabilities, noncurrent	288	-
Total liabilities	28,326	24,842

SHAREHOLDERS' EQUITY
Common stock	69,051	64,296
Accumulated other comprehensive loss	(602)	(2,566)
Retained earnings	129,436	118,646
Total shareholders' equity	197,885	180,376
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$226,211	$205,218

SUPERTEX, INC.
CONSOLIDATED INCOME STATEMENT INFORMATION
(unaudited)

	Three Months Ended		Nine Months Ended
	(in thousands, except per share amounts)
	January 1, 2011	December 26, 2009	January 1, 2011	December 26, 2009
Net sales	$19,675	$16,735	$65,189	$46,165
Cost of sales(1)	9,341	8,717	29,121	23,616
Gross profit	10,334	8,018	36,068	22,549
Research and development(1)	3,692	3,757	10,823	11,366
Selling, general and administrative(1)	3,501	3,183	10,673	9,131
Income from operations	3,141	1,078	14,572	2,052
Interest and other income, net	445	505	1,079	2,144
Income before income taxes	3,586	1,583	15,651	4,196
Provision for (benefit from) income taxes	726	(391)	4,861	234
Net income	$2,860	$1,974	$10,790	$3,962
Net income per share:
Basic	$0.22	$0.15	$0.83	$0.31
Diluted	$0.22	$0.15	$0.83	$0.31
Shares used in per share computation:
Basic	13,036	12,921	12,995	12,902
Diluted	13,079	13,005	13,054	12,985

(1) Includes amortization of employee stock-based compensation as follows:
Cost of sales	$172	$222	$501	$566
Research and development	$314	$286	$990	$1,017
Selling, general and administrative	$309	$366	$881	$946

SUPERTEX, INC.
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(unaudited)

	Three Months Ended		Nine Months Ended
	(in thousands, except per share amounts)
	January 1, 2011	December 26, 2009	January 1, 2011	December 26, 2009
GAAP net income	$2,860	$1,974	$10,790	$3,962
Adjustment for stock-based compensation included in:
Cost of sales	172	222	501	566
Research and development	314	286	990	1,017
Selling, general and administrative	309	366	881	946
Subtotal	795	874	2,372	2,529
Tax effect of stock-based compensation	(10)	(28)	(69)	(79)
Non-GAAP net income excluding employee stock-based compensation	$3,645	$2,820	$13,093	$6,412

Non-GAAP net income per share:
Basic	$0.28	$0.22	$1.01	$0.50
Diluted	$0.28	$0.22	$1.00	$0.49
Shares used in per share computation:
Basic	13,036	12,921	12,995	12,902
Diluted	13,079	13,005	13,054	12,985

SUPERTEX, INC.
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP INCOME PER SHARE
(unaudited)

	Three Months Ended		Nine Months Ended
	(in thousands, except per share amounts)
	January 1, 2011	December 26, 2009	January 1, 2011	December 26, 2009
Shares used in per share computation: Diluted	13,079	13,005	13,054	12,985

DILUTED:
GAAP net income per share	$0.22	$0.15	$0.83	$0.31
Adjustments to reconcile net income to non-GAAP net income per share:
Employee stock-based compensation effects included in:
Cost of sales	0.01	0.02	0.04	0.04
Research and development	0.03	0.02	0.08	0.08
Selling, general and administrative	0.02	0.03	0.06	0.07
Provision for income taxes	(0.00)	(0.00)	(0.01)	(0.01)
Non-GAAP net income per share excluding employee stock-based compensation	$0.28	$0.22	$1.00	$0.49